UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 7, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Sierra Rose Drive, Suite #112, Reno, Nevada 89511
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 323-449-2180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director

On April 7, 2010, the board of directors of Liberty Silver Corp., a Nevada corporation (the “Registrant”), appointed Mr. Bill Tafuri to serve as a director of the Registrant.

In addition to serving as a director of the Registrant, Mr. Tafuri also serves as the Vice President of Exploration of the Registrant.  Mr. Tafuri has over 35 years of exploration and mine development experience.  Prior to joining the Registrant, Mr. Tafuri worked for both major and junior mining companies and has held management and consulting positions in North and South America, Russia, and Central Asia for Getty Mining Co., Santa Fe Pacific Gold Corp., Kinross Gold Corp., and Centrasia Mining Corp. Early in his career, Mr. Tafuri worked in the western United States, including Nevada, as an exploration geologist and ultimately as the Western U.S. Exploration Manager of Getty Mining.  During this time, he was the project manager for development of the Pine Grove porphyry molybdenum deposit in Utah, a JV between Getty Mining and Phelps Dodge. Mr. Tafuri received his B.S. and M.S. degrees in geology at the University of Nevada-Reno and his Ph.D. in geology at the University of Utah.  He is a registered Professional Geologist in Utah.

The Registrant does not currently have a written employment agreement with the newly elected director.  Mr. Tafuri currently receives a monthly salary of $10,000 for his services as the Vice President of Exploration of the Registrant.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director or officers had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Terry Fields

Chief Executive Officer

Date: April 23, 2010

2